Seawind Services Ltd.

Seawind International Ltd.

SERVICES AGREEMENT

AGREEMENT

This agreement dated this day of May 9, of 2011

between

Seawind Services Ltd.

Seawind House

98 – 99 Hotham Place

Plymouth

PL1 5NE

United Kingdom

(hereinafter called “the Client”) of the one part

and

Seawind International Ltd.

Seawind House

98 – 99 Hotham Place

Plymouth

PL1 5NE

United Kingdom

(hereinafter called “the Consultant”) of the other part.

WHEREAS, the Client desires that certain Consultancy Services should be performed by the Consultant, namely the preliminary design and engineering of two Chilean wind farm projects with a maximum total nominal capacity of 58 MW, as well as the project management during the engineering, procurement, construction and commissioning of the wind farm projects and has accepted a proposal by the Consultant for the performance of such Services.

THE CLIENT AND THE CONSULTANT HEREBY AGREE AS FOLLOWS:

1.	In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in Clause 1.1 of the General Conditions.

2.	The following documents shall be deemed to form and be read and construed as part of the Agreement, namely:

a.	this Agreement
b.	FIDIC General Conditions fourth Edition 2006 for Client/Consultant Model Services Agreement
c.	Particular Conditions
d.	The appendices, namely:
i.	Appendix 1: Scope of Services
ii.	Appendix 2: Personnel, Equipment, Facilities and Services of Others to be Provided by the Client
iii.	Appendix 3: Remuneration and Payment
iv.	Appendix 4: Time Schedule for Services.

In consideration of the payments to be made by the Client to the Consultant under this Agreement, the Consultant hereby agrees with the Client to perform the Services in conformity with the provisions of the Agreement.

The Client hereby agrees to pay the Consultant in consideration of the performance of the Services such amounts as may become payable under the provisions of the Agreement at the times and in the manner prescribed by the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year stated above in accordance with the Law of the Appointment.

AUTHORISED SIGNATURE(S) OF CLIENT

Signature: /s/ Pieter D’haen

Name:	Pieter D’haen

Address:	Seawind House

98-99 Hotham Place

Plymouth

PL1 5NE

UK

AUTHORISED SIGNATURE(S) OF CONSULTANT

Signature: /s/ Tim Adams

Name:	Tim Adams

Address:	Seawind House

98-99 Hotham Place

Plymouth

PL1 5NE

UK

Particular Conditions

A.	Reference from Clauses in the General Conditions

	1.1	Definitions

	1.1.2	The Project is the design, engineering, procurement, construction and commissioning of two Chilean wind farm projects, of a maximum total installed nominal capacity of 58 MW.

	1.1.5	Country:	Chile

	1.1.10	Commencement Date:	Date of this Agreement

	1.1.11	Time for completion:	ten months or as agreed between the Parties

	1.1.14	Local Currency:	US Dollars

	1.3	Language for Communications:	English

	1.4	Languages (s) of the Agreement:	English

		Ruling Language:	English

		Governing Law:	Law of England

	1.8	Notices:

	The Client’s Address:		Seawind House

98-99 Hotham Place

Plymouth

PL1 5NE

United Kingdom

	E-mail:		info@seawind.uk.com

	Telephone number:		+44 (0) 1752 565638

	Facsimile number:		+44 (0) 1752 564308

The Consultant’s address:
Seawind House
98 - 99 Hotham Place
Plymouth
PL1 5NE
United Kingdom

E-mail:		l.day@seawind.uk.com

Telephone number:		+44 (0) 1752 565638

Facsimile number:		+44 (0) 1752 564308

5	Payment

5.2.2	Agreed Compensation for Overdue Payment (percent per day):	0.06%

6.	Liabilities

6.2	Duration of Liability

6.2.1	Period for making formal claim:	one year

	Reckoned from:	completion of Normal Services

6.3.1	Limit of Compensation:	limited to 5% of the aggregate amount of fees for Normal Services paid to and received by the consultant

8.3.2	Rules of Arbitration:	International Chamber of Commerce

B.	Additional etc Clauses

Clause 1.1.1: insert “,Appendix 5 [Notice to Proceed]” after “Appendix 4 [Time Schedule for Services]”

1.1.16	“Notice to Proceed” has the meaning given in Clause 4.2.1 of the Agreement.

Clause 1.7.1 shall be replaced with:

1.7.1
The Consultant retains the design rights and other intellectual property rights and copyright of all documents prepared by him.  The Consultant shall grant the Client an irrevocable non-exclusive licence to use, reproduce, copy etc. any IP prepared by the Consultant.

3.7.2	Insert “or delegation” after “replacement” in the first sentence.

Clause 4.2.1 shall be replaced with:

4.2.1.
The Services shall be commenced after the Commencement Date, upon receipt by the Consultant of a written Notice to Proceed from the Client in the form attached to the Agreement in Appendix 5.  The Services shall proceed in accordance with the Time Schedule in Appendix 4, and shall be completed within the Time for Completion, subject to extensions or modifications in accordance with the Agreement; or extensions or modifications attributable to factors outside of the control of the Consultant; or mutually agreed adjustments to the Time Schedule.

4.3.2.	Delete the final sentence

4.6.1	Delete “at least 56 days” and replace with “28 days”

Clause 4.6.3 shall be replaced with:

4.6.3
after giving at least 7 days’ notice to the Client, the Consultant may, by a further notice of at least 14 days, terminate the Agreement, or at his discretion, without prejudice to the right to terminate, may suspend or continue suspension of performance of the whole or part of the Services:

(a) when 7 days after the due date for payment of an invoice he has not received payment of that part of it which has not by that time been contested in writing; or

(b) when Services have been suspended under either Clause 4.5 or Clause 4.6.1 and the period of suspension has exceeded 30 days.

4.6.4	The Consultant may, after giving at least 7 days’ notice to the Client, terminate the Agreement, if the Client has not issued the Notice to Proceed within 60 days after the Commencement Date.

Clause 5.2.1 shall be replaced with:

5.2.1	Amounts due to the Consultant shall be paid within 14 days of receipt by the Client of the Consultant’s invoice.

7.1.4.
The Consultant shall maintain in force the insurances required under the Agreement throughout his period of liability. Whenever requested by the Client, the Consultant shall submit evidence of the relevant insurances, in a form acceptable to the Client.

7.1.5	The Consultant shall maintain in force a Professional Indemnity insurance of USD 5m, for each and every occurrence and shall submit evidence of this cover, if requested by the Client.

8.1.	Omitted from the Agreement

8.2.	Omitted from the Agreement

8.3.1	Omitted from the Agreement

8.3.3	The language to be used in the arbitral proceedings shall be English

8.3.4	The sole place for arbitration shall be London, England

Appendices

Appendix 1: Scope of Services

The Normal Services to be provided by the Consultant comprise:

The Consultant will provide the following services to the Client for the Project.

•
Design and engineering services:  to further develop the technical scope of the Project, enhance Project value and define the Project budgetary and finance requirements and finalise all the technical details in order for the EPC contractors to provide binding offers.

•
Commercial advisory services: the Consultant shall provide services to facilitate selection of the correct technical equipment suppliers and / or contractors according to the Client’s requirements, in order to develop final binding commercial agreements for the Client selection of suppliers / contractors and to assist the Client in arranging the debt finance.

•	Construction supervisory services, where the Consultant will provide management services for the implementation phase of the projects, up until Project handover to the Client.

•	In particular, the Consultant shall carry out:

o	Review the designs proposed by the EPC contractor(s)
o	Ongoing constructability review
o	Ongoing value engineering review
o	Document control
o	Schedule reporting
o	Cost reporting
o	Contract administration
o	Verify compliance with bond insurance requirements
o	Quality / Audit control
o	Assistance to Client concerning Variations and Claims
o	General reporting
o	Inspections/preparation of defects lists on completion of the works
o	Supervise commissioning and testing during commissioning
o	Monitor contractor’s work during commissioning period
o	Monitoring site deliverables
o	Monitor and advise on Health and Safety
o	Act on behalf of the client with respect to permitting and Liaison with local third party

The deliverables from the Consultant to the Client shall include:

Civil engineering:

•
Soil investigation studies and reports for each project, suitable for the design of the foundation of the wind turbines, control buildings, substations and ancillary or temporary structures.  The actual works on site will be carried out by a third party.

•	Preliminary design drawings and specification of foundation of the wind turbines
•	Preliminary design drawings and specifications of the foundation for ancillary structures such as step-up transformer and control buildings
•	Preliminary design drawings and specification of onsite control/monitoring buildings (if any)
•	Preliminary design drawings and specification of cable trenches for the Medium Voltage (MV) network intra-wind farm
•	Preliminary design drawings and specification of the permanent onsite access roads, storage areas and permanent car parks (if any)
•	Design drawings and specification of the lay-down areas at each turbine location
•	All other specifications, drawings, technical schedules and bills of quantities for incorporation in EPC Package

Electrical engineering:

•	Preliminary Projects single line diagram
•	Preliminary Design specification of the Medium Voltage (MV) network intra-wind farm
•	Preliminary Design specification of the collecting substations (if any) including switchgear equipment, earthing system, and service equipment
•	Preliminary Design specifications for the control/monitoring buildings (if any)
•	Preliminary Design specification for the export transmission line and associated infrastructure to connect the wind farm to the national grid
•	Preliminary Design specification of the communications system, including fibre optic inter-array cabling, cabling to the control/monitoring building, interface to the outside world
•	Preliminary Design specification of the electrical and communication equipment imposed by the relevant authorities including metering and billing equipment
•	All other specifications, drawings, technical schedules and bills of quantities for incorporation in EPC Package

Commercial:

•	Prequalification documentation for suppliers and contractors
•	Wind turbine supplier list
•	Commercial assessment wind turbine suppliers and recommended supplier
•	EPC dossiers
•	EPC quotations evaluation and recommended contractor
•	EPC contract documents

In addition to the deliverables listed above, the Consultant shall provide monthly progress reports for each of the wind farms in the Project, which shall provide statements on engineering, permitting, procurement, construction, cost and schedule of the Project, including:

•	Overview of meetings and attached minutes
•	Issues requiring Client’s input
•	Completed, ongoing and upcoming activities
•	Schedule of anticipated delivery of deliverables
•	Updated progress implementation programme, including clear indication of Projects completion dates
•	Financial monitoring and budget forecasts
•	Cash flow forecast
•	Technical issues

Appendix 2: Personnel, Equipment, Facilities and Services of Others to be provided by the Client

1.1	Facilities and Services
The Client shall provide the following facilities and services:

•	The provision of uninterrupted and unlimited free access to the sites as required by the consultant in the performance of his duties.

•
To arrange and provide all relevant permissions, permits, agreements, licenses and government approvals for the construction and commissioning of the wind farm projects, subject to proper and timely performance of services by the Consultant.

Appendix 3: Remuneration and Payment

The fees to be paid to the Consultant for Normal Services are fixed, exclusive of any taxes, are as scheduled in the table shown below and shall not be subject to re-measurement for Normal Services.

The currency of the fees is US Dollars.

Month	Payment (in USD)
Month 1: Notice to Proceed issued	380,600
Month 2	380,600
Month 3	380,600
Month 4	496,600
Month 5	496,600
Month 6	414,400
Month 7	414,400
Month 8	391,400
Month 9	343,800
TOTAL	3,699,000
The following prices shall be used for the evaluation of Additional and Exceptional Services:

Discipline	Daily rate (USD)
Senior Manager	1,800
Manager	1,500
Principal engineer	1,250
Senior engineer	950
Engineer level 1	850
Engineer level 2	780
Engineer level 3	700
Assistant engineer	550

Any travel, subsistence or expenses shall be recharged at cost + 10%.

Any subcontracts for professional support and third party services shall be considered Additional Services and a ten percent (10%) markup will be added to cover overhead and insurance surcharge expenses.

The Consultant shall be paid into the following account:
Beneficiary Name	Seawind International Ltd
Bank Name	HSBC, Plymouth branch
Address	4 Old Town Street, Plymouth, PL1 1DD, UK
Sort Code	40-05-15
Account No	71165318
Iban Number No	GB04MIDL40051571165318
BIC Code:	MIDLGB22

Appendix 4: Time Schedule for Services

the Consultant shall, within 20 days of appointment, provide a fully detailed breakdown of the Time Schedule in Appendix 4, showing inter alia when each part of the Services shall be carried out, and dates upon which information is required to be provided by the Client to the Consultant.

Appendix 5: Notice to Proceed

NOTICE TO PROCEED

Reference is made to that certain Agreement dated as of ___ ____ 2011 by and between the Client and the Consultant (the “Agreement”).  Capitalised terms used, but not defined, herein shall have the meanings set forth in the Agreement.

This Notice to Proceed is hereby delivered to the Consultant pursuant to the Agreement, and the Client hereby instructs the Consultant to commence with the Normal Services.

Date issued: ___ ____ 2011

SIGNED FOR AND ON BEHALF OF THE CLIENT

[name]

[title]

SIGNED FOR AND ON BEHALF OF THE CONSULTANT

Mr. P. D’haen

Authorised signatory